Exhibit 99.(4)(q)

Rider - Guaranteed Minimum Withdrawal Benefit

This form may be cancelled only under certain disclosed conditions.

The Penn Mutual Life Insurance Company (the “Company”) agrees, subject to and in accordance with the provisions of this supplemental agreement, to provide the Guaranteed Minimum Withdrawal Benefit described below.

This agreement is a part of the contract to which it is attached.  It is subject to all of the provisions of the contract unless stated otherwise in this agreement.

Joint Life Guarantee - A Joint Life Guarantee is issued when a Joint Annuitant is specified in the application and specified in the Contract Specifications.  The joint annuitant must be a natural person, a legal spouse, and the surviving Joint Annuitant must be the primary beneficiary.  The Guaranteed Annual Lifetime Withdrawal Amount is guaranteed over the lifetime of the Annuitant and Joint Annuitant.  Unless the rider is changed to a Single Life Guarantee before withdrawals have begun and while the Contract Owner is living, the spousal Joint Annuitant must always be the Owner’s primary beneficiary.

Single Life Guarantee - A Single Life Guarantee is issued when a Joint Annuitant is not named in the application and specified in the Contract Specifications. The Guaranteed Annual Lifetime Withdrawal Amount is guaranteed over the lifetime of the Annuitant. If the Contract Owner is a natural person, the Contract Owner must also be the Annuitant.

This rider is available only if, on the Contract Date, the Annuitant (if a Single Life Guarantee) or the younger of the Annuitant or the Joint Annuitant (if a Joint Life Guarantee) is not younger than 35 and is not older than 80.  The Contract Date is shown on the Contract Specifications.

Guaranteed Minimum Withdrawal Benefit - When this rider is in effect, the Guaranteed Minimum Withdrawal Benefit provides two ways to receive guaranteed minimum withdrawal amounts from the Guaranteed Minimum Withdrawal Benefit Base as defined below.  Withdrawals can be received through the Return of Benefit Base Withdrawal Option or the Lifetime Withdrawal Option.  The Return of Benefit Base Withdrawal Option and the Lifetime Withdrawal Option operate as described below.

Return of Benefit Base Withdrawal Option - The Return of Benefit Base Withdrawal Option guarantees that withdrawals can be taken each contract year equal to the Guaranteed Annual Withdrawal Amount, as long as this option remains in-force.  The initial Guaranteed Annual Withdrawal Amount is equal to the Guaranteed Annual Withdrawal Percentage multiplied by the initial Guaranteed Minimum Withdrawal Benefit Base.  The Guaranteed Annual Withdrawal Percentage is as shown in the Contract Specifications and the Guaranteed Minimum Withdrawal Benefit Base is as described below.

Excess Return of Benefit Base Withdrawal - All or part of a withdrawal that exceeds the remaining Guaranteed Annual Withdrawal Amount in that contract year.

If the Annuitant’s age (or younger of the Annuitant or Joint Annuitant’s age for a Joint Life Guarantee) on the date of the first withdrawal is less than 59 and a 1/2, the Return of Benefit Base Withdrawal Option is the only withdrawal option available.

Lifetime Withdrawal Option - The Lifetime Withdrawal Option guarantees that withdrawals can be taken each contract year equal to the Guaranteed Annual Lifetime Withdrawal Amount as long as this option remains in-force.  The initial Guaranteed Annual Lifetime Withdrawal Amount is equal to the Guaranteed Annual Lifetime Withdrawal Percentage, shown in the Additional Contract Specifications, multiplied by the initial Guaranteed Minimum Withdrawal Benefit Base.

Total withdrawals in a contract year that do not exceed the Guaranteed Annual Lifetime Withdrawal Amount will not reduce the Guaranteed Annual Lifetime Withdrawal Amount.

GMWBJ-08

Excess Lifetime Withdrawal — All or part of a withdrawal that exceeds the remaining Guaranteed Annual Lifetime Withdrawal Amount in that contract year.

Guaranteed Minimum Withdrawal Benefit Base - The Guaranteed Minimum Withdrawal Benefit Base establishes the basis for the total guaranteed minimum withdrawal amounts as well as the Guaranteed Annual Withdrawal Amount and Guaranteed Annual Lifetime Withdrawal Amount as defined below.

The Guaranteed Minimum Withdrawal Benefit Base is used solely to determine the Guaranteed Annual Withdrawal Amount and the Guaranteed Annual Lifetime Withdrawal Amount as defined below.  The Guaranteed Minimum Withdrawal Benefit Base does not establish or guarantee the Contract Value, Surrender Value, minimum Death Benefit or minimum return for any subaccount.

1)             On the Contract Date:

On the Contract Date, the Guaranteed Minimum Withdrawal Benefit Base is the Initial Purchase Payment received and any Purchase Payment Enhancement, if applicable.

2)             Prior to the first withdrawal after the Guaranteed Minimum Withdrawal Benefit Contract Date:

The Guaranteed Minimum Withdrawal Benefit Base is equal to the greater of (a) and (b), below, where:

(a)          is the sum of (1) plus (2), where;

1)              is the Contract Value on the Contract Date accumulated on a daily basis using the Benefit Base Accumulation Rate (as shown in the Additional Contract Specifications) until the earlier of the Benefit Base Accumulation Cease Date (as shown in the Additional Contract Specifications) and the date of the first withdrawal; and

2)              is each Purchase Payment received after the Contract Date but prior to the first withdrawal accumulated  on a daily basis using the Benefit Base Accumulation Rate (as shown in the Additional Contract Specifications) until the earlier of the Benefit Base Accumulation Cease Date (as shown in the Additional Contract Specifications) and the date of the first withdrawal;  and

(b)        is the highest Contract Value as of a contract anniversary date until the earlier of the Benefit Base Accumulation Cease Date (as shown in the Additional Contract Specifications) and the date of the first withdrawal

Automatic Annual Step-Up - On each contract anniversary prior to the first withdrawal, if the Contract Value is greater than the Guaranteed Minimum Withdrawal Benefit Base, then the Guaranteed Minimum Withdrawal Base will be increased automatically to the Contract Value.

3)             On the first withdrawal after the Guaranteed Minimum Withdrawal Benefit Contract Date:

The Guaranteed Minimum Withdrawal Benefit Base is equal to the greatest of (a), (b) and (c), below, where:

(a)          is the Contract Value on the date of the first withdrawal, just before the first withdrawal;

(b)         is the sum of (1) plus (2), where;

1)              is the Contract Value on the Contract Date accumulated on a daily basis using the Benefit Base Accumulation Rate (as shown in the Additional Contract Specifications) until the earlier of the Benefit Base Accumulation Cease Date (as shown in the Additional Contract Specifications) and the date of the first withdrawal; and

2)              is each Purchase Payment received after the Contract Date but prior to the first withdrawal accumulated on a daily basis using the Benefit Base Accumulation Rate (as shown in the Additional Contract Specifications) until the earlier of the Benefit Base Accumulation Cease Date (as shown in the Additional Contract Specifications) and the date of the first withdrawal;  and

(c)  is the highest Contract Value as of a contract anniversary date until the earlier of the Benefit Base Accumulation Cease Date (as shown in the Additional Contract Specifications) and the date of the first withdrawal.

4)             After the first withdrawal after the Guaranteed Minimum Withdrawal Benefit Contract Date:

There are two withdrawal options available that operate concurrently:

Return of Benefit Base Withdrawal Option —

(a)          If total withdrawals in a contract year do not exceed the Guaranteed Annual Withdrawal Amount, the Guaranteed Minimum Withdrawal Benefit Base will be reduced by the dollar amount of the withdrawals until the Guaranteed Minimum Withdrawal Benefit Base is reduced to zero.

(b)         If total withdrawals in a contract year exceed the Guaranteed Annual Withdrawal Amount, the Guaranteed Minimum Withdrawal Benefit Base will be reduced in a proportional manner until it is reduced to zero.  The proportional reduction is subtracted from the Guaranteed Minimum Withdrawal Benefit Base and is determined by multiplying (i) and (ii) where:

i)                 is the Guaranteed Minimum Withdrawal Benefit Base; and

ii)              is the ratio of the Excess Return of Benefit Base Withdrawal to the Contract Value, where both are determined immediately prior to the Excess Return of Benefit Base Withdrawal

Automatic Annual Step-Up - On each contract anniversary following the first withdrawal, if the Contract Value is greater than the Guaranteed Minimum Withdrawal Benefit Base, then the Guaranteed Minimum Withdrawal Base will be increased automatically to the Contract Value.  As a result of the Step-Up, the Guaranteed Annual Withdrawal Amount steps up to an amount equal to the Contract Value, multiplied by the Guaranteed Annual Withdrawal Percentage.

Purchase Payments made after the date of the first withdrawal will increase the Guaranteed Minimum Withdrawal Benefit Base on a dollar-for-dollar basis.  Purchase Payments made after the date of the first withdrawal will also increase the Guaranteed Annual Withdrawal Amount as long as the Contract Value is positive.  The increase to the Guaranteed Annual Withdrawal Benefit will be equal to the Guaranteed Annual Withdrawal Percentage multiplied by each additional Purchase Payment.

Lifetime Benefit Base Withdrawal Option:

a.               If total withdrawals in a contract year do not exceed the Guaranteed Annual Lifetime Withdrawal Amount, the Lifetime Benefit Base will not change from the previous contract year;

b.              If the total withdrawals in a contract year exceed the Guaranteed Annual Lifetime Withdrawal Amount, the Lifetime Benefit Base will change in a proportional manner.  The proportional reduction is subtracted from the Lifetime Benefit Base and is determined by multiplying (i) and (ii) where:

i)                 is the Lifetime Benefit Base; and

ii)              is the ratio of the Excess Lifetime Withdrawal to the Contract Value, where both are determined immediately prior to the Excess Lifetime Withdrawal

Purchase payments made after the date of the first withdrawal will increase the Benefit Base on a dollar-for-dollar basis.

Automatic Annual Step-Up — On each contract anniversary following the first withdrawal, if the Contract Value is greater than the Lifetime Withdrawal Base, then the Lifetime Withdrawal Base will be increased automatically to the Contract Value.  As a result of the Step-Up, the Guaranteed Annual Lifetime Withdrawal Amount steps up to an amount equal to the Contract Value, multiplied by the Guaranteed Annual Lifetime Withdrawal Percentage.

If the Contract to which this rider is attached allows for additional Purchase Payments, such Purchase Payments will serve to increase the Guaranteed Minimum Withdrawal Benefit Base and the Guaranteed Annual Lifetime Withdrawal Amount as long as the Contract Value is positive.  The Benefit Base will be increased by the amount of each additional Purchase Payment. The increase to the Guaranteed Annual Lifetime Withdrawal Benefit will be equal to the Guaranteed Annual Lifetime Withdrawal Percentage multiplied by each additional Purchase Payment.

Remaining Guaranteed Minimum Withdrawal Benefit Payments When Contract Value is Reduced to Zero - If the Contract Value is reduced to zero and any benefits are due under either the Return of Benefit Base Withdrawal Option or the Lifetime Withdrawal Option, such Remaining Guaranteed Minimum Withdrawal Benefit Payments will be made as described below.  In this situation the only provisions of the Contract that remain in effect are those that are associated with Remaining Guaranteed Minimum Withdrawal Benefit Payments.  No additional Purchase Payments will be accepted once the Contract Value is reduced to zero.

If the Contract Value is reduced to zero in a contract year and there is any Guaranteed Annual Lifetime Withdrawal Amount due or any remaining Guaranteed Minimum Withdrawal Benefit Base, the Owner has the option to receive the Remaining Guaranteed Minimum Withdrawal Benefit under the following options:

1.               If the age at first withdrawal is less than 59 and a 1/2, the Remaining Guaranteed Minimum Withdrawal Benefit Payment made in the contract year in which the Contract Value is reduced to zero is equal to the remaining Guaranteed Annual Withdrawal Amount not yet withdrawn in that year.  In subsequent contract years, the Remaining Guaranteed Minimum Withdrawal Benefit Payment equals the Guaranteed Annual Withdrawal Amount in effect as of the date that the Contract Value is reduced to zero.

2.               If the age at first withdrawal is equal to or greater than 59 and a 1/2, the Owner has the option to receive the Remaining Guaranteed Minimum Withdrawal Benefit Payment under either withdrawal option.

•                  If the Return of Benefit Base Withdrawal Option is elected, the Remaining Guaranteed Minimum Withdrawal Benefit Payment made in the contract year in which the Contract Value is reduced to zero is equal to the remaining Guaranteed Annual Withdrawal Amount not yet withdrawn in that year.  In subsequent contract years, the Remaining Guaranteed Minimum Withdrawal Benefit Payment equals the Guaranteed Annual Withdrawal Amount in effect as of the date that the Contract Value is reduced to zero.

•                  If the Lifetime Withdrawal Option is elected, the Remaining Guaranteed Minimum Withdrawal Benefit Payment made in the  Contract year in which the Contract Value is reduced to zero is equal to the remaining Guaranteed Annual Lifetime Withdrawal Amount not yet withdrawn in that year.  In subsequent contract years, the Remaining Guaranteed Minimum Withdrawal Benefit Payment equals the Guaranteed Annual Lifetime Withdrawal Amount in effect as of the date that the Contract Value is reduced to zero.

•                  If no election is made, the default option is the Lifetime Withdrawal Option.

If the Contract Value is reduced to zero in a contract year where the Guaranteed Annual Lifetime Withdrawal Amount is reduced to zero by the impact of Excess Lifetime Withdrawals and the Guaranteed Minimum Withdrawal Benefit Base is positive, the Remaining Guaranteed Minimum Withdrawal Benefit Payments will be made under the Return of Benefit Base Withdrawal Option only.

In the contract year in which the Contract Value is reduced to zero, the Remaining Guaranteed Minimum Withdrawal Benefit Payment made in that year is equal to the Guaranteed Annual Withdrawal Amount not yet withdrawn. In subsequent contract years, the Remaining Guaranteed Minimum Withdrawal Benefit Payment is the Guaranteed Annual Withdrawal Amount in effect as of the date that the Contract Value is reduced to zero or any remaining Guaranteed Minimum Withdrawal Benefit Base, if less.  Remaining Guaranteed Minimum Withdrawal Benefit Payments are made once each contract year.

If the total Remaining Guaranteed Minimum Withdrawal Benefit Payments due each contract year are less than $100, the Remaining Guaranteed Minimum Withdrawal Benefit Payments will be commuted and a lump sum will be paid.  If the Remaining Guaranteed Minimum Withdrawal Benefit Payments are based on the Guaranteed Annual Lifetime Withdrawal Amount, such payments will be commuted using the greater of the then currently available annuity factors or the then currently available annuity factors for a single life annuity for the Contract to which this rider is attached. If the Remaining Guaranteed Minimum Withdrawal Benefit Payments are based on the Guaranteed Annual Withdrawal Amount, the remaining Guaranteed Minimum Withdrawal Benefit Base will be paid.

Enhanced Death Benefit - Prior to the Annuity Date and upon receipt of due proof of the Annuitant’s death for Single Life Guarantees, or the death of the survivor of the Annuitant and Joint Annuitant for Joint Life Guarantees and the necessary forms to make payment to a beneficiary, the Company will pay to the beneficiary an Enhanced Death Benefit in addition to the death benefit provided in the contract to which this agreement is attached.  The Enhanced Death Benefit is equal to the remaining Enhanced Death Benefit Base, which is calculated as described below for purposes of determining the Enhanced Death Benefit, minus the sum of the Fixed Account death benefit and the Variable Account death benefit payable under the contract.  The Enhanced Death Benefit cannot be less than zero. The maximum Enhanced Death Benefit is shown in the Contract Specifications.

1.            On the Contract Date:

On the Contract Date, the Enhanced Death Benefit Base is the Initial Purchase Payment received plus any Purchase Payment Enhancement, if applicable;

2.              Prior to the date of first withdrawal after the Contract Date:

The Enhanced Death Benefit Base is the greater of (a) or (b), where:

(a)          is the sum of (1) plus (2), where,

(1) is the Contract Value on the Contract Date; and

(2) is each Purchase Payment received after the Contract Date.

(b)         is the highest Contract Value as of a contract anniversary date until the  Annuitant’s attainment of Age 80, or Age 80 of the younger of the Annuitant and the Joint Annuitant for Joint Life Guarantees.

3.              On the date of first withdrawal after the Contract Date:

The Enhanced Death Benefit Base is the greater of (a) or (b), where:

(a)            is the Contract Value on the date of the first withdrawal, just before the first withdrawal;

(b)          is the highest Contract Value as of a contract anniversary date until the Annuitant’s attainment of Age 80 for Single Life Guarantees, or Age 80 of the younger of the Annuitant and the Joint Annuitant for Joint Life Guarantees.

4.            After the first withdrawal after the Contract Date:

Effect of Withdrawals on the Enhanced Death Benefit Base - If total withdrawals in a contract year are less than or equal to the Guaranteed Annual Lifetime Withdrawal Amount, the Enhanced Death Benefit Base is reduced for the withdrawals on a dollar-for-dollar basis.

If the total withdrawals in a contract year exceed the Guaranteed Annual Lifetime Withdrawal Amount, the Enhanced Death Benefit Base is reduced for the amount of the Excess Return of Benefit Base Withdrawals in a proportional manner.  The reduction is determined by multiplying the Excess Return of Benefit Base Withdrawal by the ratio of (a) to (b) where,

(a)          is the Enhanced Death Benefit Base immediately prior to the Excess Return of Benefit Base Withdrawal; and

(b)         is the Contract Value immediately prior to the withdrawal of the Excess Return of Benefit Base Withdrawal.

Step-Up of the Enhanced Death Benefit Base - At the time of Step-Up of the Guaranteed Minimum Withdrawal Benefit Base, the Enhanced Death Benefit Base automatically steps-up to 100% of the Contract Value until the Annuitant’s attainment of Age 80 for Single Life Guarantees, or Age 80 of the younger of the Annuitant and the Joint Annuitant for Joint Life Guarantees.

Purchase Payments made after the date of the first withdrawal will increase the Enhanced Death Benefit Base on a dollar-for-dollar basis.

Effect of Required Minimum Distributions on Guaranteed Minimum Withdrawal Benefit - Either or both of the Guaranteed Annual Withdrawal Amount and the Guaranteed Annual Lifetime Withdrawal Amount will be increased in any contract year in order to meet that contract year’s required minimum distribution requirement according to the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated there under.  The Excess Withdrawal Reduction will not be applied to Required Minimum Distributions. This increase will not be treated as an Excess Withdrawal and applies only in relation to the required minimum distribution based on the value of the Contract.

Annuity Payments - If annuity payments are to commence under the conditions specified in the Contract to which this rider is attached, the Owner can elect one of the following options:

(a)          apply the Contract Value to any of the annuity options available in the Annuity Options section of the Contract;

(b)         request that as of the annuity payment commencement date, annuity payments are made each year equal to the Guaranteed Annual Lifetime Withdrawal Amount until the death of the Annuitant for Single Life Guarantees, or the death of the survivor of the Annuitant and Joint Annuitant for Joint Life Guarantees; or

(c)          request that as of the annuity payment commencement date, the remaining Guaranteed Minimum Withdrawal Benefit Base is paid out in the form of annuity payments.  Each year these annuity payments will equal the lesser of the Guaranteed Annual Withdrawal Amount or the remaining Guaranteed Minimum Withdrawal Benefit Base.  These annuity payments will be made until the earlier of the death of the Annuitant for Single Life Guarantees, or the death of the survivor of the Annuitant and Joint Annuitant for Joint Life Guarantees or the date that the Guaranteed Minimum Withdrawal Benefit Base is reduced to zero.

If annuity payments are to commence under the conditions specified in the Contract to which this rider is attached and none of the above elections have been made, then the default annuity option in your Contract will apply.

Transfer Limits - This rider modifies the Transfers section of the Contract to which it is attached, as follows:

No more than two transfers may be made in a calendar month and no more than 12 such transfers can be made in a calendar year.

Investment Allocation Limits - The Company reserves the right to make the availability of the Benefit incorporated within this rider contingent upon the allocation of the entire Contract Value, for the full Benefit Period, according to an asset allocation program established by the Company for this agreement.

Rider Charge - On an annual basis the Rider Charge will be a percentage of the average monthly Contract Value that is allocated to the Variable Account during a contract year. The Rider Charge will be deducted annually on the date specified in the Additional Contract Specifications and will not exceed the value shown on the Additional Contract Specifications. The Rider Charge will also be deducted when the Variable Account Value is withdrawn or transferred in full, if such withdrawal or transfer is not on the date specified on the Additional Contract Specifications. The Rider Charge will not be deducted after the Annuity Date.

On the date of an automatic Step-up of the Guaranteed Minimum Withdrawal Base, the rider charge may be increased, but not greater than the current charge applicable to the class of Contract Owners then electing this rider.  The current charge will not exceed the Maximum Rider Charge shown in the Additional Contract Specifications.  The Owner can opt out of the rider charge increase, in which case the rider charge will not be increased and all future automatic annual step-ups will be suspended.  Upon request, the Owner will have the option to elect to receive the automatic annual step-ups.

Changes to Single Life Guarantees - Single Life Guarantees cannot be converted to Joint Life Guarantees.  A spouse may not be added as a Joint Annuitant or successor owner after the Contract Date.

Changes to Joint Life Guarantees - If no withdrawals have been taken, a Joint Life Guarantee may be changed to a Single Life Guarantee.  The Joint Annuitant can also be changed to the Annuitant’s current spouse if no withdrawals have been taken.  If the Company accepts either change, the Owner can also request a Change of the Primary Beneficiary of the Contract.

If a withdrawal has been taken, the Joint Annuitant cannot be changed.  The Owner can however, request that the Joint Annuitant be removed  from the contract, but the Rider Charge would remain at the Joint Life Guarantee charge.  For any requested written Change accepted by the Company, the Company will send the Owner amended Contract Specifications.  Contact the Company for additional details.

Impact of Annuitant’s Death for Joint Life Guarantees — Upon the death of the Annuitant, the surviving Joint Annuitant, if any, shall have the right to one of the following elections: 1) Become the Successor Owner of the Contract and continue payments under the Joint Life Guarantee, or 2) Surrender the Contract and receive a Death Benefit equal to the Contract Value as of the date of the annuitant’s death. If no withdrawals have been taken, the guarantee converts to a Single Life Guarantee and the Rider charge will convert to a charge for a Single Life Guarantee based on the Joint Annuitant’s lifetime.  If withdrawals have been taken, the guarantee does not change.

If the Joint Annuitant is not alive on the date of death of the Annuitant, the Death Benefit is payable to a beneficiary and the rider is terminated.

Impact of Joint Annuitant’s Death for Joint Life Guarantees - If the Annuitant is still alive after the Joint Annuitant’s death, no Death Benefit is paid.  If no withdrawals have been taken, the Contract Owner has the option to convert the guarantee to a Single Life Guarantee and the Rider charge will convert to a charge for a Single Life Guarantee based on the Annuitant’s lifetime.  The Company must receive this request in writing from the Contract Owner.  If the Contract Owner does not convert the guarantee to a Single Life Guarantee, the Annuitant may name a new spouse as the Joint Annuitant before withdrawals are taken.  The Owner should request a Change of the Primary Beneficiary. If withdrawals have been taken, the guarantee does not change.

If the Annuitant is not alive on the date of death of the Joint Annuitant, the Death Benefit is payable to a beneficiary and the rider is terminated.

Termination of Agreement - This agreement will terminate:

a)              at any time after the 5th contract anniversary by receiving written request from the Contract Owner to discontinue the agreement;

b)             if the Contract Value equals zero and there is no Guaranteed Annual Withdrawal Amount due in future years, no Guaranteed Annual Lifetime Withdrawal Amount due in future years, or no remaining Guaranteed Minimum Withdrawal Benefit Base;

c)              upon full surrender of the contract;

d)             on the date of the death of the Annuitant for Single Life Guarantees, or the date of the death of the survivor of the Annuitant or Joint Annuitant for Joint Life Guarantees;

e)              upon annuitization.

Contract Date - The Contract Date of this agreement is the same as the Contract Date of the contract unless another effective date is shown below.

The Penn Mutual Life Insurance Company